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                                                                    EXHIBIT 99.5

                         MEMC ELECTRONIC MATERIALS, INC.

                                  COMMON SHARES
                      INITIALLY OFFERED PURSUANT TO RIGHTS
                         DISTRIBUTED TO STOCKHOLDERS OF
                         MEMC ELECTRONIC MATERIALS, INC.

Dear Stockholders:

     This letter is being distributed to all holders of common stock, par value $0.01 per share (the "Common Stock"), of record on __________, 1998 (the "Record Date"), of MEMC Electronic Materials, Inc. (the "Company"), other than VEBA Corporation or its transferees, in connection with a distribution of transferable rights ("Rights") to acquire the Common Stock at a subscription price of $_________ per share for each share of the Common Stock.

     Each beneficial owner of the Common Stock is entitled to ___ Rights for each share of Common Stock owned. All fractional Rights will be rounded up to the nearest whole number.

     Enclosed are copies of the following documents:

     1. The Prospectus;
     2. The Rights Certificate;
     3. The "Instructions for Use of MEMC Electronic
        Materials, Inc. Rights Certificates" (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9);
     4. A Notice of Guaranteed Delivery for Rights
        Certificates issued by MEMC Electronic Materials, Inc.; and
     5. A return envelope addressed to Harris Trust and Savings Bank, the Subscription Agent.

     Your prompt action is requested. The Rights will expire at 5:00 P.M., New York City time, on _______________, 1998, unless extended by the Company (the "Expiration Date").

     To exercise the Rights, a properly completed and executed Rights Certificate (unless the guaranteed delivery procedures are complied with) and, in any event, payment in full for all of the Rights exercised thereby must be delivered to the Subscription Agent as indicated in the Prospectus prior to 5:00 P.M., New York City time, on the Expiration Date.

     Additional copies of the enclosed materials may be obtained from Morrow & Co., Inc., the Information Agent. Their toll-free telephone number is (800) 566-9061.

                                    Very truly yours,



                                    MEMC ELECTRONIC MATERIALS, INC.